EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:

Jenny Haynes Vice President Investor Relations (214) 245-3164

ODYSSEY HEALTHCARE REPORTS FOURTH QUARTER, YEAR END 2003
RESULTS

     Annual Revenue Increases 41%; Net Income Increases 48%; Provides 2004 Guidance

     DALLAS, TEXAS (Feb. 23, 2004) — Odyssey HealthCare, Inc. (NASDAQ: ODSY), one of the largest providers of hospice care in the United States, today announced financial results for the fiscal year and fourth quarter ended Dec. 31, 2003.

     For the 2003 fiscal year ended Dec. 31, 2003, net patient service revenue grew 41 percent to $274.3 million compared to $194.5 million in 2002. Net income in 2003 was $31.2 million, a 48 percent increase over the $21.1 million for 2002. Earnings per diluted share were $0.84, an increase of 45 percent over the $0.58 for the 2002 fiscal year. (Per share information for 2002 has been restated to reflect the company’s 50 percent stock dividends on Feb. 21 and Aug. 12, 2003.)

     “Our earnings per share for the year exceeded our guidance, and we have made good progress in expanding into new communities through start-ups and strategic acquisitions,” said David C. Gasmire, president and chief executive officer. “The demand for our services remains strong, and we look forward to reaching an ever increasing number of patients and their families in 2004.”

     In the fourth quarter of 2003, net patient service revenue grew 37 percent to $78.3 million, compared to $57.0 million for the fourth quarter of 2002. Net income for the quarter was $8.6 million, a 23 percent increase over the $7.0 million for the corresponding quarter in 2002. Earnings per diluted share were $0.23, an increase of 21 percent over the $0.19 for the fourth quarter of 2002. (Per share information for 2002 has been restated to reflect the company’s 50 percent stock dividends on Feb. 21 and Aug. 12, 2003.)

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Odyssey HealthCare Year End 2003 Earnings

     The average daily census increased 37 percent for the fiscal year, from 4,407 in 2002 to 6,019 in 2003, and 34 percent for the fourth quarter, from 5,013 in 2002 to 6,742 in 2003. Average length of stay was 74 days for the fiscal year and 75 days for the fourth quarter.

     In 2003 the company opened nine start-up programs. The company also acquired eight hospices that were serving approximately 600 patients at the time of their acquisition. The company noted that it intends to continue to expand into new communities in 2004 through start-ups and acquisitions. The company currently is incurring costs in seven start-up programs that it expects to be Medicare certified in 2004. In addition, as previously announced the company acquired a hospice program with operations in Amarillo and Conroe, Texas, in January 2004.

     The company noted that it expects its 2004 earnings per share results to reflect a 23 to 25 percent increase over 2003, or $1.03 to $1.05 for the year. For the first quarter of 2004, the company expects earnings per share of $0.20 to $0.22, compared to $0.19 for the first quarter of 2003.

     “We are pleased with the financial results for the fourth quarter given our start-up initiatives and the costs associated with our acquisitions made in the second half of the year, but we believe there are opportunities for improvement. Toward that goal, we are taking steps to reduce our operating costs in 2004 while continuing to provide the same level of care,” said Mr. Gasmire. “Our guidance for 2004 assumes continued growth in the number of patients for whom we are caring, decreases in certain costs, and no material change in the quarterly Medicare cap accruals or the financial impact of our start-up initiatives. Our guidance for the first quarter also includes the typical impact of the higher first quarter annual payroll taxes.”

     Odyssey HealthCare will host a conference call to discuss the quarter on Tuesday, Feb. 24, 2004, at 10 a. m. (EDT). The call will be broadcast live and can be accessed through the Investor Relations section of the company’s website at www.odsyhealth.com. An online archive of the broadcast, commencing approximately two hours after the live call, will also be available for two weeks.

     Headquartered in Dallas, Tex., Odyssey HealthCare has 68 Medicare-certified hospice programs in 29 states. In terms of both average daily patient census and number of locations, the company is one of the largest providers of hospice care in the country. Odyssey seeks to improve the quality of life of terminally ill patients and their families by providing care directed at managing pain and other discomforting symptoms and by addressing the psychosocial and spiritual needs of patients and their families.

     Certain statements contained in this press release are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements are

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Odyssey HealthCare Year End 2003 Earnings

based on current management expectations and are subject to known and unknown risks, uncertainties and assumptions which may cause the forward-looking events and circumstances discussed in this press release to differ materially from those anticipated or implied by the forward-looking statements. Such risks, uncertainties and assumptions include, but are not limited to, general market conditions, inflation, Medicare cap limits, patient census growth, challenges inherent in and potential changes in the company’s growth and expansion strategy, the ability to attract and retain healthcare professionals, the company’s dependence on patient referral sources, changes in reimbursement levels under the Medicare and Medicaid programs, and the disclosures contained under the headings “Overview of Government Payments” and “Some Risks Related to Our Business” in “Item 1. Business” of Odyssey’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 27, 2003, and in Odyssey’s most recent report on Form 10-Q and its other filings with the Securities and Exchange Commission. Many of these factors are beyond the ability of the company to control or predict. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements, which reflect management’s views only as of the date hereof. The company undertakes no obligation to revise or update any of the forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements.

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Odyssey HealthCare Year End 2003 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three months ended December 31,		Year ended December 31,
	2003	2002	2003	2002
	(unaudited)	(unaudited)
Net patient service revenue	$78,304	$56,953	$274,309	$194,459
Operating expenses:
Direct hospice care	39,969	27,800	136,366	94,944
General and administrative	22,734	16,094	80,590	61,099
Provision for uncollectible accounts	940	1,229	4,015	2,952
Depreciation and amortization	790	454	2,542	1,509

	64,433	45,577	223,513	160,504

Income from operations	13,871	11,376	50,796	33,955
Other income (expense):
Minority interest	—	—	—	50
Interest income	89	107	390	544
Interest expense	—	(44)	(140)	(269)

	89	63	250	325

Income before provision for income taxes	13,960	11,439	51,046	34,280
Provision for income taxes	5,375	4,461	19,839	13,140

Net income available to common stockholders	$8,585	$6,978	$31,207	$21,140

Net income per common share (1):
Basic net income per common share	$0.24	$0.20	$0.87	$0.61

Diluted net income per common share	$0.23	$0.19	$0.84	$0.58

Weighted average shares outstanding (1):
Basic	36,392	34,994	35,945	34,782
Diluted	37,990	37,002	37,256	36,691

(1)	Share and per share information for 2002 has been restated to reflect the Company’s two 50 percent stock dividends on February 21, 2003 and August 12, 2003.

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Odyssey HealthCare Year End 2003 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(in thousands, except share amounts)

	December 31,	December 31,
	2003	2002
ASSETS
Current assets:
Cash and cash equivalents	$232	$7,732
Short-term investments	38,742	25,898
Accounts receivable from patient services, net of allowance for uncollectible accounts of $3,913 and $2,962 at December 31, 2003 and December 31, 2002, respectively	57,651	35,652
Deferred tax assets	1,170	1,752
Income taxes receivable	1,961	667
Other current assets	3,584	2,172

Total current assets	103,340	73,873
Property and equipment, net	6,435	3,670
Debt issue costs, net and other	—	25
Goodwill, net	66,678	46,527
Intangibles, net	3,105	1,319

Total assets	$179,558	$125,414

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,414	$2,158
Accrued compensation	9,647	7,277
Accrued nursing home costs	9,585	7,377
Other accrued expenses	5,884	5,289
Current maturities of long-term debt and capital lease obligations	4	274

Total current liabilities	30,534	22,375
Deferred tax liability
Long term liabilities	4,286	1,779
Other liabilities	13	—
Commitments and contingencies	—	327
Stockholders’ equity:
Common stock, $.001 par value:
Authorized shares — 75,000,000**
Issued and outstanding shares — 36,547,132 and 35,067,136 at December 31, 2003 and December 31, 2002, respectively	37	35
Additional paid-in capital	91,365	79,191
Deferred compensation	(317)	(726)
Retained earnings	53,640	22,433

Total stockholders’ equity	144,725	100,933

Total liabilities and stockholders’ equity	$179,558	$125,414

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Odyssey HealthCare Year End 2003 Earnings

ODYSSEY HEALTHCARE, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(in thousands, except share amounts)

	Year ended December 31,
	2003	2002
	(unaudited)	(unaudited)
Operating Activities
Net income	$31,207	$21,140
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,542	1,509
Amortization of deferred charges and debt discount	25	34
Stock-based compensation	409	685
Minority interest	—	(50)
Deferred tax expense	3,089	350
Tax benefit realized for stock option exercises	6,936	891
Provision for uncollectible accounts	4,015	2,952
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(26,341)	(13,561)
Other current assets	(2,706)	(1,275)
Accounts payable, accrued nursing home costs and other accrued expenses	8,429	6,057

Net cash provided by operating activities	27,605	18,732
Investing Activities
Cash paid for acquisitions	(22,469)	(21,269)
Increase in short-term investments	(12,844)	(4,479)
Purchase of property and equipment	(4,775)	(2,600)

Net cash used in investing activities	(40,088)	(28,348)
Financing Activities
Proceeds from issuance of common stock	5,240	582
Distribution to minority partners	—	(100)
Proceeds from issuance of debt	13	15
Payments on debt	(270)	(3,221)

Net cash provided by (used in) financing activities	4,983	(2,724)

Net decrease in cash and cash equivalents	(7,500)	(12,340)
Cash and cash equivalents, beginning of period	7,732	20,072

Cash and cash equivalents, end of period	$232	$7,732

Supplemental Cash Flow Information
Interest paid	$125	$341
Income taxes paid	$11,513	$13,353

END